Exhibit 99.1

Neonode Reports First Quarter Ended March 31, 2018 Financial Results

STOCKHOLM, SWEDEN – May 8, 2018 – Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today reported financial results for the three months ended March 31, 2018.

First Quarter 2018 Business Metrics

●	Revenue was $2.4 million, up 2% compared to prior year
●	40% increase year over year for license fees from printer customers
●	Net loss of $0.7 million, or $0.01 per share, compared to $0.9 million, or $0.02 per share, prior year
●	Cash used by operations $0.6 million compared to $1.6 million prior year
●	Two new OEM sensor module development projects;
o	Automotive external door sensors
o	Aeronautic instrument panel sensors

“As the new CEO of Neonode, I am excited to explore all the opportunities in front of us. Looking ahead, we will continue to capture the full potential of the profitable, royalty-based license business, working with existing and new customers. The licensing business generates steady cash flows, enabling us to focus on the long-term growth potential we see in our zForce AIR sensor modules. Building on our relationships with high-quality customers and our strong technology, and working in close collaboration with the right partners, we are laying the foundation for substantial sensor module shipments. We have already taken the first steps and we see a clear path forward,” said Hakan Persson, CEO of Neonode.

On January 1, 2018, Neonode adopted the new revenue recognition standard ASC 606. The total net impact of the adoption of ASC 606 is a $0.2 million reduction in total license fee revenues reported in the first quarter of 2018 versus using the old accounting standard. Net revenue for the first quarter of 2018 was $2.4 million which is up 2% compared the same quarter last year. The 2018 net revenues are primarily comprised of license fees while the net revenues for the comparable quarter last year includes $2.1 million of license fees plus $0.2 million from AirBar sales.

Net loss for the first quarter of 2018 was $0.7 million, or $0.01 per share, compared to net loss of $0.9 million, or $0.02 per share, for the first quarter of last year.

Operational cash used was $0.6 million for the first quarter of 2018, significantly down compared to $1.6 million for the same quarter last year. Cash was $4.9 million and accounts receivable was $2.0 million as of March 31, 2018 and we had 58.6 million shares of common stock, 1.4 million stock options and 11.2 million warrants to purchase common stock outstanding at March 31, 2018.

Conference Call Information

The Company will host a conference call Tuesday May 8, 2018 at 10AM Eastern Daylight Time (EDT)/4PM Central European Time (CET) featuring remarks by, and Q&A with, Hakan Persson, CEO, Lars Lindqvist, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #6490936. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:

https://event.on24.com/wcc/r/1654579-1/9A24F02DA48A7F4C5FDE8A6EC25C7187

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion – 5/8/2018 (13:00PM EDT) to 6/8/2018 (23:59PM EDT). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID #6490936.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) develops, manufactures and sells advanced sensor modules based on the company's proprietary zForce AIR technology. Neonode zForce AIR Sensor Modules enable touch interaction, mid-air interaction and object sensing and are ideal for integration in a wide range of applications within the automotive, consumer electronics, medical, robotics and other markets. The company also develops and licenses user interfaces and optical interactive touch solutions based on its patented zForce CORE technology. To date, Neonode’s technology have been deployed in more than 59 million products, including 3 million cars and 56 million consumer devices.

NEONODE, the NEONODE logo, ZFORCE, ZFORCE AIR, AIRBAR and the AIRBAR logo are trademarks of Neonode Inc. registered in the United States and other countries. ZFORCE CORE is a trademark of Neonode Inc.

For further information please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.

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NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2018	2017
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$4,907	$5,796
Accounts receivable and unbilled revenue, net	1,982	1,010
Projects in process	35	1
Inventory	1,241	1,154
Prepaid expenses and other current assets	1,655	1,836
Total current assets	9,820	9,797

Investment in joint venture	3	3
Property and equipment, net	3,140	3,327
Total assets	$12,963	$13,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$722	$509
Accrued payroll and employee benefits	1,007	1,081
Accrued expenses	139	177
Deferred revenues	553	1,248
Current portion of capital lease obligations	563	568
Total current liabilities	2,984	3,583

Capital lease obligations, net of current portion	1,515	1,681
Total liabilities	4,499	5,264

Commitments and contingencies

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at March 31, 2018 and December 31, 2017. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 per share over the shares of common stock)	-	-
Common stock, 100,000,000 shares authorized with par value $0.001 per share; 58,594,503 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	59	59
Additional paid-in capital	192,820	192,808
Accumulated other comprehensive loss	(193)	(99)
Accumulated deficit	(182,855)	(183,745)
Total Neonode Inc. stockholders’ equity	9,831	9,023
Noncontrolling interests	(1,367)	(1,160)
Total stockholders' equity	8,464	7,863
Total liabilities and stockholders’ equity	$12,963	$13,127

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2018	2017
Revenue:
License fees	$2,323	$2,121
Sensor modules	52	210
Non-recurring engineering	-	1
Total revenues	2,375	2,332
Cost of revenues:
Sensor modules	45	101
Non-recurring engineering	1	4
Total cost of revenues	46	105

Total gross margin	2,329	2,227

Operating expenses:
Research and development	1,518	1,315
Sales and marketing	556	702
General and administrative	1,134	1,088

Total operating expenses	3,208	3,105
Operating loss	(879)	(878)

Other expense:
Interest expense	14	17
Total other expense, net	14	17

Loss before provision for income taxes	(893)	(895)

Provision for income taxes	7	74
Net loss including noncontrolling interests	(900)	(969)
Less: Net loss attributable to noncontrolling interests	207	96
Net loss attributable to Neonode Inc.	$(693)	$(873)

Loss per common share:
Basic and diluted loss per share	$(0.01)	$(0.02)
Basic and diluted – weighted average number of common shares outstanding	58,595	48,845

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2018	2017

Net loss	$(900)	$(969)
Other comprehensive loss:
Foreign currency translation adjustments	(94)	7
Comprehensive loss	(994)	(962)
Less: Comprehensive loss attributable to noncontrolling interests	207	96
Comprehensive loss attributable to Neonode Inc.	$(787)	$(866)

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(900)	$(969)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	12	20
Depreciation and amortization	278	160

Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	224	542
Projects in process	(34)	(159)
Inventory	(114)	(845)
Prepaid expenses and other current assets	163	(31)
Accounts payable and accrued expenses	122	18
Deferred revenues	(312)	(341)
Net cash used in operating activities	(561)	(1,605)

Cash flows from investing activities:
Purchase of property and equipment	(133)	(104)
Net cash used in investing activities	(133)	(104)

Cash flows from financing activities:
Principal payments on capital lease obligation	(143)	(58)
Net cash used in financing activities	(143)	(58)

Effect of exchange rate changes on cash	(52)	(3)

Net decrease in cash	(889)	(1,770)
Cash at beginning of period	5,796	3,476
Cash at end of period	$4,907	$1,706

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$7	$4
Cash paid for interest	$14	$17

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